UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2003

COMPASS KNOWLEDGE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	0-29615 (COMMISSION FILE NUMBER)	87-0471549 (IRS EMPLOYER IDENTIFICATION NUMBER)

2710 REW CIRCLE, SUITE 100
OCOEE, FLORIDA 34761
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 573-2000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 656-7585
(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.COMPASSKNOWLEDGE.COM
(REGISTRANT’S WEBSITE ADDRESS)

ITEM 5.    OTHER EVENTS—REGULATION FD DISCLOSURE.

Effective January 6, 2003, Compass Knowledge Holdings, Inc. (“Company”) Chief Executive Officer, Rogers W. Kirven, Jr. announced that the Company has entered into a contract with Richard M. Flaherty to serve as an Executive Vice President and Chief Operating Officer of the Company. “We are pleased to have such a proven executive join our team,” stated Kirven. Flaherty previously was president of Special Data Processing, a $150 million direct marketing firm with over 2,000 employees in Clearwater, Florida. The Company’s President, Daniel J. Devine, who also previously held the position of Chief Operating Officer will now primarily be responsible for leading business development activities focusing on new recruitment channels and strategic relationships supporting the growth of existing programs and the further development of the strategic business model.

Mr. Flaherty, 43, has been a consultant to the Company since October 2002.

The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibit 99.1 Press release dated January 6, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPASS KNOWLEDGE HOLDINGS, INC.

Date: January 6, 2003	BY:	/s/ ROGERS W. KIRVEN, JR.

Chief Executive Officer and Director